Exhibit 32.1



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



Each of the undersigned hereby certifies, in his capacity as an officer of 21st Century Insurance Group (the "Company"), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     - the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2003, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     - the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated:  November 5, 2003



     /s/ Bruce W. Marlow
-----------------------------------------------
Bruce W. Marlow
President and Chief Executive Officer



    /s/ Carmelo Spinella
-----------------------------------------------
Carmelo Spinella
Sr. Vice President and Chief Financial Officer



    /s/ John M. Lorentz
-----------------------------------------------
John M. Lorentz
Vice President, Controller and Principal Accounting Officer



A signed original of this written statement required by Section 906 has been provided to 21st Century Insurance Group and will be retained by 21st Century Insurance Group and furnished to the Securities and Exchange Commission or its staff upon request.


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